Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 28, 2000, included in the Annual Report on Form 10-K of Lynch Corporation for the year ended December 31, 1999, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                                     /s/ ERNST & YOUNG LLP


Stamford, Connecticut
April 19, 2000